QuickLinks -- Click here to rapidly navigate through this document

Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2002

DIGITAL RIVER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip code)

(612) 253-1234
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 31, 2002, pursuant to an Amended and Restated Asset Purchase Agreement dated February 9, 2002, as amended March 15, 2002, as further amended March 31, 2002 pursuant to a post-closing amendment, between Registrant and Beyond.com Corporation ("Beyond.com"), in exchange for 222,842 shares of Registrant's common stock, Registrant purchased those assets and assumed those liabilities of Beyond.com related to its eStores business, which manages online stores for clients. The purchase was approved by the U.S. Bankruptcy Court following Beyond.com's filing for Chapter 11 bankruptcy protection, and certain elements of the purchase remain subject to further approval by the court. The agreement includes contingent earn-out provisions whereby Beyond.com may receive 73,699 additional shares of Registrant's common stock if specified customers of Beyond.com remain Registrant's customers for 90 days post closing. Of the shares issued at closing, 70,000 shares were placed in escrow to secure certain indemnification obligations contained in the agreement. Subject to outstanding claims, the escrow will terminate 90 days following the closing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Businesses Acquired.

        Included herein are the audited financial statements of Beyond.com's eStores business as of and for the year ended December 31, 2000, and the unaudited interim financial statements as of and for the nine months ended September 30, 2000 and September 30, 2001.

FINANCIAL STATEMENTS
eStore Group (a division of Beyond.com Corporation)
Year ended December 31, 2000 and the nine months ended
September 30, 2001 and 2000 (unaudited)

eStore Group
(a division of Beyond.com Corporation)

Financial Statements

Year ended December 31, 2000 and the nine months ended
September 30, 2001 and 2000 (unaudited)

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Beyond.com Corporation

        We have audited the accompanying balance sheet of the eStore Group, a division of Beyond.com Corporation, as of December 31, 2000, and the related statements of operations, equity (deficit) in division, and cash flows for the year then ended. These financial statements are the responsibility of the management of Beyond.com Corporation. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the eStore Group, a division of Beyond.com Corporation, at December 31, 2000 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

June 7, 2002

eStore Group
(a division of Beyond.com Corporation)

Balance Sheet

(In Thousands)

	December 31, 2000	September 30, 2001
		(Unaudited)
Assets
Current assets:
Accounts receivable, net of allowances of $83 in 2000 and $93 in 2001	$751	$645
Other current assets	114	53

Total current assets	865	698
Property and equipment, net	935	374
Other noncurrent assets	74	55

Total assets	$1,874	$1,127

Liabilities and equity (deficit) in division
Current liabilities:
Accounts payable	$5,718	$1,841
Accrued employee expenses	199	80
Other accrued liabilities	63	111
Deferred revenue	31	1

Total current liabilities	6,011	2,033
Equity (deficit) in division:
Advances from Beyond.com	9,892	19,326
Accumulated deficit	(14,029)	(20,232)

Total equity (deficit) in division	(4,137)	(906)

Total liabilities and equity (deficit) in division	$1,874	$1,127

See accompanying notes.

eStore Group
(a division of Beyond.com Corporation)

Statement of Operations

(In Thousands)

		Nine Months Ended September 30,
	Year Ended December 31, 2000
		2001	2000
		(Unaudited)
Net revenues	$46,670	$14,962	$31,840
Cost of revenues	39,501	12,154	27,009

Gross profit	7,169	2,808	4,831
Operating expenses:
Research and development	3,665	1,861	2,899
Sales and marketing	14,019	6,544	10,624
General and administrative	3,514	606	2,298

Total operating expenses	21,198	9,011	15,821

Net loss	$(14,029)	$(6,203)	$(10,990)

See accompanying notes.

eStore Group
(a division of Beyond.com Corporation)

Statement of Equity (Deficit) in Division

(In Thousands)

	Advances From Beyond.com	Accumulated Deficit	Equity (Deficit) In Division
Balance at December 31, 1999	$(1,019)	$—	$(1,019)
Cash investment from Beyond.com to fund operations	10,911	—	10,911
Net loss	—	(14,029)	(14,029)

Balance at December 31, 2000	9,892	(14,029)	(4,137)
Cash investment from Beyond.com to fund operations (unaudited)	9,434	—	9,434
Net loss (unaudited)	—	(6,203)	(6,203)

Balance at September 30, 2001 (unaudited)	$19,326	$(20,232)	$(906)

See accompanying notes.

eStore Group
(a division of Beyond.com Corporation)

Statement of Cash Flows

(In Thousands)

		Nine Months Ended September 30,
	Year Ended December 31, 2000
		2001	2000
		(Unaudited)
Operating activities
Net loss	$(14,029)	$(6,203)	$(10,990)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	747	561	561
Changes in assets and liabilities:
Accounts receivable	(323)	106	(301)
Other current assets	(114)	61	(127)
Other noncurrent assets	(74)	19	(73)
Accounts payable	2,675	(3,877)	4,287
Accrued employee expenses	179	(119)	167
Other accrued liabilities	(3)	48	251
Deferred revenue	31	(30)	52

Net cash used in operating activities	(10,911)	(9,434)	(6,173)
Financing activities
Proceeds from cash investments by Beyond.com	10,911	9,434	6,173

Net cash provided by financing activities	10,911	9,434	6,173
Net decrease in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes.

eStore Group
(a division of Beyond.com Corporation)

Notes to Financial Statements

December 31, 2000

1.    The Company and Summary of Significant Accounting Policies

        Beyond.com Corporation ("Beyond.com" or "the Company") was incorporated in the state of California as CyberSource Corporation on August 12, 1994. In June 1998, the Company reincorporated in Delaware as software.net Corporation and, in December 1998, changed its name to Beyond.com. Beyond.com builds, manages, and markets online stores (eStores) for businesses and sells software and computer-related products to the government market.

        On January 24, 2002, Beyond.com filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. At the time of the bankruptcy filing, the Company also entered into an Asset Purchase Agreement, as amended on February 9, 2002, with Digital River, Inc. ("Digital River") whereby Digital River would purchase certain assets from Beyond.com related to its eStore Group. Pursuant to the Asset Purchase Agreement, Digital River acquired all of Beyond.com's current eStore customer contracts as well as certain property and equipment and intellectual property related to the eStore Group. Digital River did not assume any outstanding obligations of Beyond.com, except for those related to the customer contracts, and did not acquire any of Beyond.com's employees. The asset purchase of the eStore Group by Digital River closed on March 31, 2002.

        Digital River issued 222,842 shares of common stock valued at $2,910,000 in consideration, net of closing costs, for those assets purchased under the Asset Purchase Agreement. The value of the 222,842 shares of common stock was determined using the average closing price for the 15 business days prior to two days before closing and the seven business days immediately following closing. Beyond.com is also eligible to receive 73,699 additional shares of Digital River's common stock, valued at $962,500, if specified customers of Beyond.com remain Digital River's customers for 90 days after the closing. Of the shares issued at closing, 70,000 shares were placed in escrow to secure certain indemnification obligations contained in the agreement. Subject to outstanding claims, the escrow will terminate 90 days following the closing.

Basis of Presentation

        The accompanying financial statements have been derived from Beyond.com's historical financial statements and reflect the "carve out" financial position, results of operations, and cash flows of the Company's eStore Group for the periods presented. The financial statements for the eStore Group include allocations from Beyond.com of certain expenses totaling $3,539,000, $1,103,000 (unaudited), and $2,505,000 (unaudited) for the year ended December 31, 2000 and nine months ended September 30, 2001 and 2000, respectively. Beyond.com provides various administrative services to the eStore Group, including sales and account management, marketing and business development, and corporate general and administrative costs. These expense allocations have been determined on the basis that the expenses were a reasonable reflection of the services provided to or the benefit received from the eStore Group. It is Beyond.com's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated to the eStore Group on the basis of its annual sales and/or headcount. In the opinion of management, this method of allocation is reasonable.

Unaudited Interim Results

        The accompanying interim financial statements and related disclosures for the nine-month periods ended September 30, 2001 and 2000 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments necessary to present fairly the financial statements for the nine-month periods ended September 30, 2001 and 2000. The results for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year ended December 31, 2001.

        During the year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000, Beyond.com provided cash management services to the eStore Group through a centralized treasury system with the associated transactions recorded via intercompany accounts. During these periods, the eStore Group did not maintain cash balances and no interest was charged by Beyond.com. Advances from Beyond.com have been classified in equity (deficit) in division in the accompanying balance sheets.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The eStore Group's revenues are derived from the operation of its clients' eStores, which primarily includes the resale of computer software as well as website hosting and transaction processing for eStore clients. Revenue from the sale of software, net of estimated returns, is recognized when persuasive evidence of an arrangement exists, either shipment of the physical product or delivery of the electronic product has occurred, fees are fixed and determinable, and collectibility is considered probable. Revenues derived from website hosting and transaction processing are recognized as the services are provided. The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants' Statement of Position 97-2, "Software Revenue Recognition" and SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

Research and Development

        Research and development expenditures are charged to operations as incurred.

Advertising Expense

        The costs of advertising are recorded as an expense when incurred or upon the first showing of the advertisement. Advertising costs for the year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000 were approximately $422,000, $42,000 (unaudited), and $269,000 (unaudited), respectively.

Concentration of Credit Risk

        The eStore Group operates in one business segment and sells software to individuals and website hosting and transaction processing services primarily in the United States to various companies across several industries. Sales to individuals are principally paid for via credit cards. The eStore Group generally does not require collateral and maintains allowances for credit losses and customer returns, and such losses have been within management's expectations.

        For the year ended December 31, 2000, one eStore customer, Symantec Corporation, accounted for approximately 63% of the eStore Group's revenues. As of January 1, 2001, Beyond.com discontinued its contract to provide eStore services to Symantec Corporation.

Property and Equipment

        Property and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives of three years. Property and equipment consist of the following (in thousands):

	December 31, 2000	September 30, 2001
		(Unaudited)
Computer equipment	$2,243	$2,243
Less accumulated depreciation	(1,308)	(1,869)

	$935	$374

Accounting for Stock-Based Compensation

        The eStore Group has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations in accounting for its employee stock options because, as discussed in Note 3, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the eStore Group's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. See pro forma disclosures of applying FAS 123 included in Note 3.

Income Taxes

        Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities.

Internally Used Software

        The eStore Group accounts for internally used software under American Institute of Certified Public Accountants' Statement of Position, "Accounting for Computer Software Developed for or Obtained for Internal-Use" ("SOP 98-1"). SOP 98-1 provides revised guidance for the accounting treatment to all nongovernmental entities for software that is internally developed, acquired, or modified solely to meet the entity's internal needs. The eStore Group did not capitalize any amounts under SOP 98-1 in 2000 and 2001.

Comprehensive Loss

        Comprehensive loss comprises net loss and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, the eStore Group has not had any transactions that are required to be reported in comprehensive loss other than its net loss.

Effect of New Accounting Standards

        In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 for certain issues relating to stock compensation such as criteria for determining when a plan is noncompensatory, the accounting consequences of modifications to the terms of a fixed award, and the accounting for stock compensation related to business combinations, among others, and is effective July 1, 2000. The adoption of FIN 44 did not have a material impact on the eStore Group's financial position, cash flows, or results of operations.

        On June 29, 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 and SFAS 142 significantly change the accounting for goodwill acquired in a purchase business combination. Under the new rules, goodwill acquired prior to June 30, 2001 will no longer be amortized after December 31, 2001 and will be reviewed for impairment when an event occurs indicating the potential for impairment. The nonamortization approach applies to previously recorded goodwill as well as goodwill arising from acquisitions completed after the application of SFAS 141 and SFAS 142. The eStore Group has determined the adoption of SFAS 142 will not have a material impact on its financial position, cash flows, and results of operations.

2.    Commitments and Contingencies

        The eStore Group occupies space in facilities leased by Beyond.com under noncancelable operating leases expiring at various dates through 2005. Rental expense allocated to the eStore Group, on a percentage of revenue basis, was approximately $277,000, $119,000 (unaudited), and $194,000 (unaudited) for the year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000, respectively.

        Beyond.com is subject to legal proceedings and claims that arise in the normal course of business. Management of Beyond.com believes no proceeding will have a material adverse effect on the financial position, cash flows, or results of operations of the eStore Group.

3.    Employee Stock Plans

        In July 2001, Beyond.com completed a one-for-fifteen reverse stock split of its common stock. The following share and share price information related to the Company's employee stock plans reflect this reverse stock split.

Stock Option Plans

        During the year ended December 31, 2000 and the nine months ended September 30, 2001, Beyond.com stock options were issued to employees of the eStore Group from various stock plans adopted by Beyond.com.

        These plans provide for the issuance of common stock and granting of options to employees, officers, directors, consultants, independent contractors, and advisors of the Company. The exercise price of a nonqualifying stock option and an incentive stock option shall not be less than 85% and 100%, respectively, of the fair value of the underlying shares on the date of grant. Options granted under these plans generally vest over four years at the rate of 25% one year from the grant date and ratably every month thereafter. Some of the options granted under these plans vest over two years at the rate of 25% six months from the grant date and ratably every month thereafter, and some of the options granted vest over one year at the rate of 50% six months from the grant date and ratably every month thereafter.

        The following table summarizes option activity related to Beyond.com stock options issued to eStore Group employees for the year ended December 31, 2000 and the nine months ended September 30, 2001:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 1999	1,363	$193.41
Options granted	46,017	$20.31
Options exercised	—	$—
Options canceled	(6,783)	$37.20

Outstanding at December 31, 2000	40,597	$23.25
Options granted (unaudited)	26,589	$2.02
Options exercised (unaudited)	—	$—
Options canceled (unaudited)	(2,733)	$24.21

Outstanding at September 30, 2001 (unaudited)	64,453	$14.49

        At December 31, 2000, 40,597 options were outstanding at a weighted average price of $23.25 and a weighted average remaining contractual life of 9.25 years. Of these options outstanding, 662 were exercisable at a weighted average exercise price of $131.18. At December 31, 1999, 199 options were exercisable at a weighted average exercise price of $28.50

Employee Stock Purchase Plan

        In April 1999, Beyond.com's Board of Directors and stockholders adopted its 1999 Employee Stock Purchase Plan ("ESPP Plan") and reserved 66,667 shares of common stock for issuance under this plan. In accordance with Section 423 of the Internal Revenue Code, this plan permits eligible employees to authorize payroll deductions of up to 10% of their base compensation to purchase shares of the Company's common stock at the lower of 85% of the fair market value of the common stock on the first day of the offering period or the purchase date. During the year ended December 31, 2000 and the nine months ended September 30, 2001, 135 and 7 (unaudited) shares were issued under the Beyond.com ESPP Plan to eStore Group employees, respectively.

Chairman Grant Program

        In January 2000, Beyond.com's Board of Directors adopted the Chairman Grant Program and reserved 66,667 shares of common stock for issuance to selected full-time employees under this plan. William S. McKiernan, the Company's Chairman of the Board, agreed to contribute 66,667 shares of the Company's common stock owned by him to the Plan over the one-year term of the Plan. Shares will be issued on a quarterly basis in the total amount of 16,667 shares per quarter. The shares shall be awarded to selected full-time employees who have gone beyond normal expectations in their contributions to the Company's success as a whole. During the year ended December 31, 2000, the Company issued 4,094 shares to eStore Group employees and recorded compensation expense of approximately $128,700. In the third quarter of 2000, this program was suspended and no additional shares have been issued as of September 30, 2001.

Proforma Disclosures of the Effect of Stock-Based Compensation Plans

        Pro forma information regarding results of operations is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted under the fair value method of SFAS 123. The Black-Scholes model was used with the following weighted average assumptions to calculate the fair value of the Beyond.com options granted to eStore Group employees in the year ended December 31, 2000: a risk-free interest rate of 4.4%, a volatility factor of 1.53 of the expected market price of Beyond.com's common stock, and a weighted average expected life of the option of 3.88 years.

        The following summarizes the pro forma results of operations for the period indicated had the eStore Group accounted for stock-based compensation in accordance with SFAS 123 (in thousands):

Year Ended December 31, 2000
Net loss as reported	$(14,029)
Pro forma net loss	$(14,153)

        The weighted average fair value of options granted to eStore Group employees during the year ended December 31, 2000 was $17.85 per share.

4.    Related Party Transactions

        The Chairman of the Board of Directors of Beyond.com is the Chairman and Chief Executive Officer of CyberSource Corporation ("CyberSource"). The eStore Group uses services supplied to Beyond.com by CyberSource on a nonexclusive basis. These services relate to credit card processing, fraud screening, export control, sales tax computation, electronic licensing, hosting of electronic downloads, and fulfillment notification. Any discontinuation of such services or any reduction in performance that requires the eStore Group to replace such services could be disruptive to the eStore Group's business. Beyond.com has also received a nonexclusive license to certain CyberSource Technology. Under the services agreement, Beyond.com is obligated to compensate CyberSource on a basis of services used per order or transaction. The eStore Group has recorded expenses related to the above service of approximately $1,034,000, $338,000 (unaudited), and $776,000 (unaudited) for the year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000, respectively. As of December 31, 2000 and September 30, 2001, amounts owed to CyberSource were approximately $216,000 and $42,000 (unaudited), respectively.

        During the year ended December 31, 2000, Beyond.com incurred legal fees relating to a law firm in which a member of the Board of Directors of Beyond.com is a partner. Of these legal fees related to services provided by the law firm, $183,000, $186,000 (unaudited), and $123,000 (unaudited) have been allocated to the eStore Group for the year ended December 31, 2000 and the nine months ended September 30, 2000 and 2001, respectively.

5.    Income Taxes

        The eStore Group is a part of the legal entity, Beyond.com Corporation, and is included in Beyond.com's U.S. federal and state income tax returns. The accompanying financial statements have been prepared assuming the eStore Group had filed separate tax returns as a standalone company for the periods presented. Because of the eStore Group's net losses and lack of earnings history, no current provision or benefit has been recorded because deferred tax assets related to the net operating losses incurred during the year ended December 31, 2000 have been fully offset by a valuation allowance.

        Beyond.com retains the right to these net operating loss carryforwards, and they will not transfer to Digital River as part of the Asset Purchase Agreement. The federal net operating loss carryforwards would have expired in 2020 and 2021, if not utilized. However, on a standalone basis, utilization of net operating losses would have been subject to an annual limitation due to ownership change limitations provided in the Internal Revenue Code and similar state provisions. This annual limitation may have resulted in the expiration of the net operating losses before utilization.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 31, 2000 are as follows (in thousands):

December 31, 2000
Net operating loss carryforwards	$4,940

Total deferred tax assets	4,940
Valuation allowance	(4,940)

Net deferred tax assets recognized	$—

6.    Subsequent Events

        On February 9, 2002, Beyond.com entered into an Asset Purchase Agreement with Digital River, Inc. whereby Digital River would purchase certain assets from Beyond.com related to its eStore Group. The asset purchase of the eStore Group by Digital River closed on March 31, 2002. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities that may result from this transaction.

        (b)    Pro Forma Financial Information.

        Included herein is the pro forma unaudited condensed consolidated balance sheet as of September 30, 2001 and the related pro forma unaudited condensed consolidated statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000, giving effect to the Registrant's acquisition of certain assets and liabilities of Beyond.com's eStores business. The following pro forma unaudited condensed consolidated financial statements include information from the historical financial statements of the Registrant and give effect to the transaction and events described in the notes accompanying the pro forma unaudited condensed consolidated statements of operations as if the transaction and events referred to therein were initiated at the beginning of the period presented and the pro forma unaudited condensed consolidated balance sheet as if the transaction took place on September 30, 2001. The pro forma adjustments provided for herein are based on available information and certain estimates and assumptions. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments. The Registrant believes that such estimates and assumptions provide a reasonable basis for presenting all of the significant effects of the transaction and events and that the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the pro forma unaudited condensed consolidated financial statements. The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes included in the Registrant's Form 10-K for the year ended December 31, 2000.

        The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the Registrant's results of operations or its financial position had the transaction and events described above been consummated on the dates assumed and do not project the Registrant's financial position or results of operations for any future date or period.

DIGITAL RIVER, INC.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2001
(in thousands)

	Digital River Historical	eStore Group Historical	Pro Forma Adjustments	Digital River Pro Forma
			(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,406	$—	$(500)	$16,906
Short-term investments	7,935	—	—	7,935
Accounts receivable, net	9,472	645	(645)	9,472
Prepaid expenses and other	1,434	53	(53)	1,434

Total current assets	36,247	698	(1,198)	35,747
PROPERTY AND EQUIPMENT, net	16,143	374	(174)	16,343
GOODWILL AND OTHER INTANGIBLES, net AND OTHER ASSETS	23,242	55	3,682	26,979

	$75,632	$1,127	$2,310	$79,069

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable	$2,500	$—	$—	$2,500
Accounts payable	18,322	1,841	(1,704)	18,459
Accrued payroll	2,970	80	(80)	2,970
Deferred revenue	1,349	1	(1)	1,349
Other accrued liabilities	3,222	111	(111)	3,222

Total current liabilities	28,363	2,033	(1,896)	28,500

STOCKHOLDERS' EQUITY:
Common Stock	252	—	2	254
Advances from Beyond.com	—	19,326	(19,326)	—
Additional paid-in capital	146,673	—	3,298	149,971
Deferred compensation	(65)	—	—	(65)
Accumulated deficit	(99,591)	(20,232)	20,232	(99,591)

Total stockholders' equity (deficit)	47,269	(906)	4,206	50,569

	$75,632	$1,127	$2,310	$79,069

The accompanying notes are an integral part of this pro forma unaudited condensed consolidated balance sheet.

DIGITAL RIVER, INC.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine months ended September 30, 2001
(in thousands, except net loss per share)

	Digital River Historical	eStore Group Historical	Pro Forma Adjustments		Digital River Pro Forma
				(Note)
REVENUE	$40,092	$2,808	$—		$42,900

COSTS AND EXPENSES (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	1,990	—	—		1,990
Network and infrastructure	7,602	—	2,281	2	9,883
Sales and marketing	19,863	6,544	(1,772)	2	24,635
Product research and development	7,962	1,861	(652)	2	9,171
General and administrative	3,218	606	(418)	2	3,406
Depreciation and amortization	3,522	—	561	2	4,083
Amortization of goodwill and other intangibles and acquisition related costs	12,396	—	762	3	13,158

Total costs and expenses	56,553	9,011	762		66,326

LOSS FROM OPERATIONS	(16,461)	(6,203)	(762)		(23,426)
INTEREST INCOME	784	—	—		784

NET LOSS	$(15,677)	$(6,203)	$(762)		$(22,642)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.66)				$(0.94)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	23,832		223	4	24,055

The accompanying notes are an integral part of this pro forma unaudited condensed consolidated statement of operations.

DIGITAL RIVER, INC.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2000
(in thousands, except net loss per share)

	Digital River Historical	eStore Group Historical	Pro Forma Adjustments		Digital River Pro Forma
				(Note)
REVENUE	$31,181	$7,169	$—		$38,350

COSTS AND EXPENSES (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	1,477	—	—		1,477
Network and infrastructure	7,867	—	4,011	2	11,878
Sales and marketing	25,693	14,019	(3,055)	2	36,657
Product research and development	13,063	3,665	(1,026)	2	15,702
General and administrative	4,628	3,514	(677)	2	7,465
Depreciation and amortization	3,178	—	747	2	3,925
Amortization of goodwill and other intangibles and acquisition related costs	15,387	—	1,017	3	16,404

Total costs and expenses	71,293	21,198	1,017		93,508

LOSS FROM OPERATIONS	(40,112)	(14,029)	(1,017)		(55,158)
INTEREST INCOME	1,996	—	—		1,996

NET LOSS	$(38,116)	$(14,029)	$(1,017)		$(53,162)

BASIC AND DILUTED NET LOSS PER SHARE	$(1.78)				$(2.46)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	21,413		223	4	21,636

The accompanying notes are an integral part of this pro forma unaudited condensed consolidated statement of operations.

DIGITAL RIVER, INC.
NOTES TO PRO FORMA UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

        The following pro forma adjustments have been made to the pro forma unaudited condensed consolidated financial statements.

1.
Purchase Accounting

        Reflects the allocation of the purchase price of 222,842 shares of Common Stock valued at $3,300,000 plus transaction expenses of $500,000. The value of the Common Stock was based on the closing market price on the date the transaction was consummated. The purchase price was allocated as follows:

Tangible assets	$200,000
Liabilities assumed	(137,000)
Goodwill	687,000
Other intangible assets	3,050,000

Total purchase price	$3,800,000

        The Company did not acquire accounts receivable, other current assets, certain fixed assets, other noncurrent assets, certain accounts payable, accrued employee expenses, other accrued liabilities or deferred revenue. As such, these amounts were eliminated. Other intangible assets consist of customer lists and non-compete agreements.

2.
Network and Infrastructure/Depreciation and Amortization

        Reflects the reclassification of network and infrastructure and depreciation and amortization expenses from the eStore Group to be consistent with the Company's presentation.

3.
Amortization of Goodwill and Other Intangibles and Acquisition Related Costs

        Reflects the amortization of other intangible assets on the acquisition of the eStore Group over a three-year period.

4.
Net Loss Per Share

        Represents the addition of 222,842 shares of Common Stock that were issued in conjunction with this transaction.

        (c)    Exhibits.

Exhibit No.	Description
2.1*	Amended and Restated Asset Purchase Agreement dated February 9, 2002 by and between the Registrant and Beyond.com.
2.2**	First Amendment to the Amended and Restated Asset Purchase Agreement dated as of March 15, 2002 by and between the Registrant and Beyond.com.
2.3**	Post-Closing Amendment to the Amended and Restated Asset Purchase Agreement dated as of March 31, 2002 by and between the Registrant and Beyond.com.
20.1*	Press release of the Registrant dated February 11, 2002.
23.1	Consent of Ernst & Young LLP, Independent Auditors, dated June 13, 2002.

*
Previously filed with Registrant's Current Report on Form 8-K filed February 11, 2002

**
Previously filed with Registrant's Current Report on Form 8-K filed April 15, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC. (Registrant)
Date: June 13, 2002	By:	/s/ CARTER D. HICKS Carter D. Hicks Chief Financial Officer (Principal Financial and Accounting Officer)

QuickLinks

  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
eStore Group (a division of Beyond.com Corporation) Financial Statements Year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000 (unaudited)
Contents
Report of Ernst & Young LLP, Independent Auditors
eStore Group (a division of Beyond.com Corporation) Balance Sheet (In Thousands)
eStore Group (a division of Beyond.com Corporation) Statement of Operations (In Thousands)
eStore Group (a division of Beyond.com Corporation) Statement of Equity (Deficit) in Division (In Thousands)
eStore Group (a division of Beyond.com Corporation) Statement of Cash Flows (In Thousands)
eStore Group (a division of Beyond.com Corporation) Notes to Financial Statements December 31, 2000
DIGITAL RIVER, INC. PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET September 30, 2001 (in thousands)
DIGITAL RIVER, INC. PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Nine months ended September 30, 2001 (in thousands, except net loss per share)
DIGITAL RIVER, INC. PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Year ended December 31, 2000 (in thousands, except net loss per share)
DIGITAL RIVER, INC. NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2001
SIGNATURES